                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Current Report on Form 8-K, dated April 30, 1998, filed with the Securities and Exchange Commission by American Industrial Properties REIT ("AIP") of our reports (i) dated April 7, 1998, except for Note 5 as to which the date is May 6, 1998, with respect to the audit of the Combined Historical Summary of Gross Income and Direct Operating Expenses of the Spieker Properties Portfolio for the year ended December 31, 1997; and (ii) dated May 15, 1998 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of North Austin Office Building for the year ended December 31, 1997. We further consent to the incorporation by reference of such reports in AIP's Registration Statement on Form S-3 (No. 333-46699), AIP's Registration Statement on Form S-3 (No. 333-48555), and AIP's Registration Statement on Form S-3 (No. 333-52879), all filed with the Securities and Exchange Commission.





                                        /s/ ERNST & YOUNG LLP

                                            Ernst & Young LLP




Dallas, Texas
July 7, 1998